Exhibit 10.21

DEED OF INDEMNITY

This Deed of Indemnity (this “Deed”) is made and entered into as of the __ day of _______, 2016, by and between Cardtronics plc, a public limited company incorporated in England and Wales (the “Company,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company and any successor to the Company), and _______________ (“Indemnitee”).

PRELIMINARY STATEMENTS

A. Cardtronics, Inc., a Delaware corporation (“Cardtronics Delaware”), entered into and adopted an agreement and plan of merger among Cardtronics Delaware, the Company, CATM Merger Sub LLC, a newly formed Delaware limited liability company (“Cardtronics MergeCo”), and CATM Holdings LLC, a newly formed Delaware limited liability company, whereby Cardtronics MergeCo merged with and into Cardtronics Delaware with Cardtronics Delaware surviving the merger (the “Merger”).

B. At the effective time of the Merger, Cardtronics Delaware became a wholly-owned subsidiary of the Company and, as a result, each issued and outstanding share of common stock of Cardtronics Delaware was converted into the right to receive one Class A ordinary share of the Company.

C. The Company and Cardtronics Delaware desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Cardtronics group of companies and provide for the indemnification of, and advancement of expenses to, such persons to the fullest extent permitted by applicable law.

D. The Company’s articles of association (as amended from time to time, the “Articles”) allow for the indemnification of its directors and officers and permit the Company to enter into indemnification arrangements and agreements with such directors and officers.

E. In addition and as a supplement to any rights granted Indemnitee under the Articles or any agreement or arrangement entered into between Indemnitee and Cardtronics Delaware, the parties hereto desire to enter into this Deed to provide for the indemnification of, and advancement of expenses to, Indemnitee to the fullest extent permitted by applicable law.

F. The Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any change in the ownership of the Company or the composition of its board of directors) to the fullest extent permitted by applicable law.

G. Indemnitee is relying upon the rights afforded under this Deed in accepting Indemnitee’s position as a director and/or officer of the Company or in continuing to serve as a director and/or officer of Cardtronics Delaware.

DEED OF AGREEMENT

In consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.	Definitions.
(a) “Associated Company” shall be construed in accordance with the UK Companies Act 2006.

(b) “Corporate Status” shall mean the status of a person who is serving, has served or is being asked to serve (i) as a director or officer of Cardtronics Delaware and/or the Company, (ii) in any capacity with respect to any employee benefit plan of Cardtronics Delaware and/or the Company, or (iii) as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary of any other Entity at the request of Cardtronics Delaware and/or the Company.  For purposes of subsection (iii) of this Section 1(a), a director or officer of Cardtronics Delaware who is serving or has served as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary of a Subsidiary shall be deemed to be serving at the request of Cardtronics Delaware and/or the Company.  The phrase “by reason of Indemnitee’s Corporate Status” and similar expressions used herein shall include any action or failure to act on the part of Indemnitee while serving in that capacity.

(c) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity or enterprise (including an employee benefit plan or unincorporated entity).

(d) “Expenses” shall mean all reasonable fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, reasonable attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 9 and 11(c)), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and facsimile transmission charges, postage, delivery services, secretarial services and other disbursements and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent and (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by Cardtronics Delaware and/or the Company (or any other affiliated Entity), regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Deed, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.  However, Expenses, shall not include amounts paid in settlement by Indemnitee or the amount of Liabilities against Indemnitee.

(e) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither at the time of engagement is, nor in the three years prior to such engagement has been, retained to represent: (i) the Company, Cardtronics Delaware or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Deed or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, Cardtronics Delaware or Indemnitee in an action to determine Indemnitee’s rights under this Deed.

(f) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(g) “Proceeding” shall mean any threatened, pending or completed claim, counter claim, cross claim, action, suit, arbitration, alternate dispute resolution mechanism, mediation, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether civil, criminal, administrative, arbitrative, legislative or investigative, whether formal or informal, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company and/or Cardtronics Delaware, by reason of the fact that Indemnitee is or was serving at the request of the Company and/or Cardtronics Delaware as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary of another Entity, or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Deed.  If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(h) “Subsidiary” shall mean any Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.

(i) “to the fullest extent permitted by applicable law” shall mean, without limitation:

(i) to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) that authorize, permit or contemplate additional indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of the DGCL or such provisions thereof;

(ii) to the fullest extent permitted by the provisions of the Articles, the Charter or the Bylaws that authorize, permit or contemplate indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of the Articles, the Charter or the Bylaws or such provisions thereof;

(iii) to the fullest extent permitted by the provisions of applicable English law; and

(iv) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or applicable English law (or such successor law), the Articles, the Charter, the Bylaws or any agreement or court action adopted, entered into or that are adjudicated after the date of this Deed that increase the extent to which a company may indemnify its directors or officers.

2. Services of Indemnitee.  Indemnitee agrees to serve or continue to serve as a director or officer of the Company or at the request of the Company as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary of another Entity.  However, this Deed shall not impose any obligation on Indemnitee or the Company to continue

Indemnitee’s service to the Company or such other Entity beyond any period otherwise required by law or by other agreements or commitments of the parties hereto, if any.  This Deed is not an employment contract between the Company (or any Subsidiaries or any other Entity) and Indemnitee, nor does this Deed provide any right to employment.  Notwithstanding the foregoing, this Deed shall continue in force after Indemnitee has ceased to serve in such capacity of the Company and/or such other Entity.

3.	Indemnification. The Company agrees to indemnify Indemnitee as follows:

(a) Subject to the exceptions contained in Section 4(a), Section 4(f), and Section 4(g), if Indemnitee was or is a party to or participant in, or is threatened to be made a party to or participant in, any Proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified by the Company against all Expenses and Liabilities actually and reasonably incurred or paid by or on behalf of Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b) To the fullest extent permitted by applicable law and subject to the exceptions contained in Section 4(b), Section 4(f), and Section 4(g), if Indemnitee was or is a party to or participant in, or is threatened to be made a party to or participant in, any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

(c) Notwithstanding any limitation in Sections 3(a), 3(b) or 7, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or participant in, or is threatened to be made a party to or participant in, any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Indemnifiable Amounts.

4. Exceptions to Indemnification. Indemnitee shall be entitled to the indemnification provided in Section 3 in all circumstances permitted by applicable law other than the following:

(a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)	If indemnification is requested under Section 3(b) and:

(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder; or

(ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company and/or any of its Associated Companies with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no

Indemnifiable Amounts shall be paid with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Amounts which such court shall deem proper.

(c) For (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of Cardtronics Delaware and/or the Company within the meaning of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision or similar provisions of state statutory or common law or (ii) any reimbursement of Cardtronics Delaware and/or the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the board of directors or the compensation committee of the board of directors, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act, and, in either case, indemnification therefor is prohibited by such laws or policy.

(d) For any reimbursement of Cardtronics Delaware and/or the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of Cardtronics Delaware and/or the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement due to the material noncompliance of Cardtronics Delaware and/or the Company, as a result of the misconduct of Indemnitee, with any financial reporting requirement under the securities laws pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to Cardtronics Delaware and/or the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act and indemnification therefor is prohibited by such laws.

(e) Where payment is expressly prohibited by law.
(f) Indemnification or advancement of any Expenses and/or Liabilities (including, for the avoidance of doubt, Indemnifiable Amounts) under this Deed with respect of any liability of Indemnitee to pay:
(i) fines imposed in criminal proceedings; and/or
(ii) sums payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising).
(g) Indemnification or advancement of any Expenses and/or Liabilities (including, for the avoidance of doubt, Indemnifiable Amounts) under this Deed with respect of any liability of Indemnitee:
(i) in defending criminal proceedings in which he or she is convicted;
(ii) in defending any civil proceedings brought by the Company or an Associated Company of the Company in which judgment is given against him or her; and/or

(iii) in connection with any application under Section 661(3) or (4) CA 2006 or Section 1157 CA 2006 in which the court refuses to grant the director relief, and references to a conviction, judgment or refusal of relief are to the final decision in the proceedings which shall be determined in accordance with Section 234(5) CA 2006.

(h) For which payment has been actually made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.

(i) Except as provided in Section 11, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its Associated Companies or their directors, officers, employees or other indemnitees, unless (i) the board of directors authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

5.	Procedure for Payment of Indemnifiable Amounts.

(a) In requesting indemnity under this Deed, Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 and the basis for the claim and including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding.  The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Deed, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Deed.  The company secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the board of directors in writing that Indemnitee has requested indemnification.  The Company will be entitled to participate in the Proceeding at its own expense. Upon written request by Indemnitee for indemnification pursuant to this Section 5(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by: (i) a majority vote of the directors of the Company who are or were not parties to the Proceeding giving rise to the claim, even though less than a quorum of the board of directors; (ii) a committee of such directors designated by majority vote of such directors, even though less than a quorum of the board of directors; or (iii) if there are no such directors, or if such directors so direct, Independent Counsel in a written opinion to the board of directors; and, if it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 30 days after such determination.

(b) Indemnitee shall cooperate with the person, persons or Entity making such determination, as applicable, and shall furnish such documentation and information which is not privileged or otherwise protected from disclosure as are reasonably requested and available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.  Any costs or Expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating shall, to the fullest extent permitted by applicable law, be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  the Company will promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(c) In the event that the determination under Section 5(a) is to be made by Independent Counsel, such counsel shall be selected by a majority vote of the directors of the Company who are or were not parties to the Proceeding giving rise to the claim, even though less than a quorum, and the Company shall provide written notice to Indemnitee advising Indemnitee of the identity of such counsel.  Indemnitee may, within 10 days after such written notice of the identity of such counsel shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(d), and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper, reasonable and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware has, or the courts of England and Wales have, determined that such objection is without merit and/or otherwise rejected.  If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 5(a) and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either Cardtronics Delaware or Indemnitee may bring a claim before the courts of England and Wales or the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by Indemnitee to Cardtronics Delaware’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section 5.  Upon the due commencement of any judicial proceeding pursuant to Section 11(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) If Cardtronics Delaware disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

6. Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Deed, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Indemnifiable Expenses in connection therewith.

7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Deed, and without limiting any such provision, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, Indemnitee shall be indemnified against all Indemnifiable Expenses in connection therewith.  If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Indemnifiable Expenses in connection with each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law.  For purposes of this Deed, and, without limiting the generality of the foregoing, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

8. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or Entity making such determination shall, to the fullest extent permitted by law, presume that Indemnitee is entitled to indemnification under this Deed if Indemnitee has submitted a request for indemnification in accordance with Sections 5(a) and 12(a), and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Deed that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.  In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Cardtronics Delaware or any Subsidiaries or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

(b) For purposes of any determination of good faith on the part of Indemnitee, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or failure to act is based on the records or books of account of the relevant Entity, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Entity in the course of their duties, or on the advice of legal counsel for the Entity or the board of directors of the Entity or counsel selected by any committee of the board of directors of the Entity or on information or records given or reports made to the Entity by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by or on behalf of the Entity.  The provisions of this Section 8(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Deed.

(c) The knowledge and/or actions, or failure to act, of any director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary of any Entity (not being Indemnitee) shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Deed.

(d) Subject to Section 11(f), if the person, persons or entity empowered or selected under Section 5(a) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or Entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(d) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(a).

9. Agreement to Advance Expenses; Conditions.  The Company shall to the fullest extent permitted by applicable law pay to Indemnitee all Indemnifiable Expenses in connection with any Proceeding (or part of any Proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the board of directors as provided in Section 4(i).  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Deed.  In accordance with Section 11, advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to Cardtronics Delaware and/or the Company to support the advances claimed.  Indemnitee shall qualify for advances upon the execution and delivery to the

Company of this Deed, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.  No other form of undertaking shall be required other than the execution of this Deed.  This Section 9 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 4.

10. Procedure for Advance Payment of Expenses.  Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 9 and documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of permitted Indemnifiable Expenses under Section 9 shall be made no later than 30 days after the Company’s receipt of such request.

11. Remedies of Indemnitee.

(a) Right to Petition Court. Subject to Section 11(f), in the event that (i) Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 or a request for an advancement of Indemnifiable Expenses under Sections 9 and 10 and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Deed, (ii) a determination is made pursuant to Section 5 that Indemnitee is not entitled to indemnification under this Deed, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 5 within 90 days after receipt by the Company of the request for indemnification or (iv) in the event that the Company or any other person takes or threatens to take any action to declare this Deed void or unenforceable or institutes any litigation or other action or Proceeding designed to deny, or to recover from Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee may petition any court which has jurisdiction to enforce the Company’s obligations under this Deed.  The Company shall not oppose Indemnitee’s right to seek any adjudication in accordance with this Deed.  The foregoing provision shall not limit any other rights Indemnitee may have under law or equity.

(b) Burden of Proof.  In the event that a determination shall have been made pursuant to Section 5(a) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding brought under Section 11(a), the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, hereunder.  If a determination shall have been made pursuant to Section 5(a) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.  It is the intent of Cardtronics Delaware that, to the fullest extent permitted by applicable law, Indemnitee not be required to incur any Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Deed by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder.

(c) Expenses. Cardtronics Delaware agrees to reimburse Indemnitee in full for any Indemnifiable Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a), except to the extent such action is dismissed or resolved in favor of Cardtronics Delaware or any claim or counterclaim brought by Cardtronics Delaware in connection therewith is resolved in favor of Cardtronics Delaware.

(d) Validity of Deed. The Company shall to the fullest extent permitted by applicable law be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a), that the provisions of this Deed are not valid, binding and enforceable or that there is insufficient consideration for this Deed and shall stipulate in court that Cardtronics Delaware is bound by all the provisions of this Deed.

(e) Failure to Act Not a Defense. The failure of the Company (including its board of directors or any committee thereof, Independent Counsel or shareholders) to make a determination as to the entitlement of Indemnitee to indemnification under this Deed shall not be a defense in any action brought under Section 11(a) and shall not create a presumption that such payment or advancement is not permissible.

(f) Notwithstanding anything in this Deed to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Deed shall be required to be made prior to the final judgment in any Proceeding.

12.	Defense of the Underlying Proceeding.

(a) Notice by Indemnitee. Indemnitee agrees to notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, claim form or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from any right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses except to the extent the Company’s ability to defend in such Proceeding is prejudiced thereby.  The written notice to the Company shall include a description of the nature of the Proceeding and the facts underling the Proceeding, but only to the extent known at the time.  In addition, Indemnitee shall not enter into any settlement in connection with a Proceeding without 10 days prior written notice to the Company.

(b) Defense by the Company. Subject to the provisions of the last sentence of this Section 12(b) and the provisions of Section 12(c), Cardtronics Delaware and the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 10 days of receipt of notice of any such Proceeding under Section 12(a). the Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. Indemnitee shall not, without the prior written consent of the Company, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise with respect to which the Company has indemnification obligations to Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11(a).

(c) Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 12(b), (i) if in a Proceeding to which Indemnitee is a party (or otherwise a participant) by reason of Indemnitee’s Corporate Status, (A) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which are inconsistent with the position of other defendants in such Proceeding, or (B) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (ii) if the Company fails to assume the defense of such proceeding in accordance with Section 12(b), Indemnitee shall be entitled to be represented by separate legal counsel, which shall represent other persons’ similarly situated, of Indemnitee’s and such other persons’ choice and reasonably acceptable to the Company at, to the fullest extent permitted by applicable law, the expense of the Company. In addition, to the fullest extent permitted by applicable law, if the Company fails to comply with any of its obligations under this Deed or in the event that the Company or any other person takes any action to declare this Deed void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, except with respect to such actions suits or proceedings brought by the Company that are resolved in favor of Cardtronics Delaware, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

13. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into and be bound by the terms of, this Deed, and the execution, delivery and performance of the undertakings contemplated by this Deed have been duly authorized by the Company.

(b) Enforceability. This Deed, when executed and delivered by the Company and Indemnitee in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or equitable principles.

14. Fees and Expenses.  During the term of Indemnitee’s service as a director or officer, the Company shall, to the fullest extent permitted by applicable law, promptly reimburse Indemnitee for all reasonable out-of-pocket expenses incurred by him or her in connection with his service as a director or member of any board committee or as an officer of the Company.

15. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and Indemnifiable Expenses and advancement of Indemnifiable Expenses provided by this Deed shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Articles, the Charter or the Bylaws, as each may be amended and/or amended and restated from time to time (collectively, the “Organization Documents”), or any other agreement, vote of shareholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director or officer of Cardtronics Delaware and/or the Company.  More specifically, the parties hereto intend that Indemnitee shall be entitled to (a) indemnification to the fullest extent permitted by applicable law, and (b) such other benefits as are or may be otherwise available to Indemnitee pursuant to this Deed, any other agreement or otherwise.  The rights of Indemnitee hereunder shall be a contract right and, as such, shall run to the benefit of Indemnitee.  No amendment, alteration or repeal of this Deed or of any provision hereof shall limit or restrict any right of Indemnitee under this Deed in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in English law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently, including without limitation under the Articles, the Charter, the Bylaws and/or this Deed, it is the intent of the parties hereto that Indemnitee shall enjoy by this Deed the greater benefits so afforded by such change and this Deed shall to the fullest extent permitted by applicable law be automatically amended to provide Indemnitee with such greater benefits.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

16. Successors.  This Deed shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Deed shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

17. Insurance; Subrogation.

(a) To the extent that Cardtronics Delaware and/or the Company (including any affiliates) maintain an insurance policy or policies providing liability insurance for directors, secretaries, officers, executives, managers, managing members, employees, agents or fiduciaries of Cardtronics Delaware and/or the Company (including any affiliates), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary under such policy or policies (notwithstanding any limitations regarding indemnification or advancement of Indemnifiable Expenses hereunder and, subject to applicable law, whether or not Cardtronics Delaware and/or the Company would have the power to indemnify such person against such covered liability under this Deed).  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, Cardtronics Delaware or the Company or any of their affiliates has such liability insurance in effect, the Company shall provide prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies, including by bringing claims against the insurers.

(b) In the event of any payment of Indemnifiable Amounts under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c) The Company shall not be liable under this Deed to make any payment of amounts otherwise indemnifiable hereunder or for which advancement of Indemnifiable Expenses is provided hereunder if and to the extent that Indemnitee has otherwise actually received (by way of payment to or to the order of Indemnitee) such payment under any insurance policy, indemnity provision, contract, agreement or otherwise.

(d) The Company’s obligation to indemnify or advance Indemnifiable Amounts hereunder to Indemnitee who is or was serving as a director or officer of Cardtronics Delaware or who is or was serving at the request of the Company or Cardtronics Delaware as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary of any other Entity shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Indemnifiable Amounts from such other Entity, as applicable.

18. Governing Law; Change in Law.  This Deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales (the “Governing

Law”).  Each party hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Deed shall be brought only in the courts of England and Wales or the courts of the State of Delaware, and not in any other state or federal court in the United States of America or any court in any other country, (b) consents to submit to the exclusive jurisdiction of the courts of England and Wales or the courts of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Deed, (c) appoints, to the extent such party is not otherwise subject to service of process in the State of Delaware, Capitol Services Inc., Dover, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the courts of England and Wales or the courts of the State of Delaware, and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in such jurisdictions has been brought in an improper or inconvenient forum. To the extent that a change in the Governing Law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Organization Documents and this Deed, Indemnitee shall be entitled to such broader indemnification and advancements, and this Deed shall be deemed to be amended to such extent.

19. Nondisclosure of Payments.  The Company shall not disclose any payments under this Deed without the prior written consent of Indemnitee, except as required by applicable law (including in the Company’s proxy or information statements relating to special and/or annual meetings of the Company’s shareholders).  The Company shall afford Indemnitee a reasonable opportunity to review all such disclosures and, if requested by Indemnitee, explain in such statement any mitigating circumstances regarding the events reported.

20. Severability.  Whenever possible, each provision (or clause thereof) of this Deed shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Deed, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Deed shall remain fully enforceable and binding on the parties hereto.

21. Modifications and Waiver.  Except as provided in Section 18 with respect to changes in the Governing Law that broaden the right of Indemnitee to be indemnified by Cardtronics Delaware, no supplement, modification or amendment of this Deed shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provisions of this Deed (whether or not similar), nor shall such waiver constitute a continuing waiver.

22. General Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, messenger or courier, (b) when transmitted by facsimile and receipt is acknowledged, (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed to such address as may have been furnished by any party to the others, or (d) sent by e-mail or facsimile transmission, with receipt of confirmation that such transmission has been received:

(i) if to Indemnitee, at such address as Indemnitee shall provide to the Company; and

(ii) if to the Company, to:

Cardtronics plc

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: General Counsel

E-mail: CATM_Legal@cardtronics.com

23. Third Party Rights.  The parties do not intend that any term of this Deed shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Deed.

24. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Deed in agreeing to serve as a director or officer of the Company.

(b) This Deed, along with any other agreement or arrangement entered into between Indemnitee and Cardtronics Delaware, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Deed is a supplement to and in furtherance of the Articles and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

25. Contribution.    To the fullest extent permitted by applicable law, if the indemnification provided for in this Deed is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Deed, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

26. Duration of Deed.  This Deed shall continue until and terminate upon the later of (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of Cardtronics Delaware and/or the Company or, at the request of Cardtronics Delaware and/or the Company, as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary of another Entity or (b) one year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 relating thereto.  The rights indemnification and advancement of expenses provided by or granted pursuant to this Deed shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorized agent or fiduciary of the Company, Cardtronics Delaware or of any other Entity, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

27. Counterparts.  This Deed may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Deed. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.

28. Headings. The headings of the sections of this Deed are inserted only for convenience and shall not be deemed to constitute part of this Deed or to affect the construction thereof.

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The parties hereto have duly executed and delivered this Deed as of the day and year first above written.

CARDTRONICS PLC

EXECUTED as a deed by CARDTRONICS PLC	)
acting by , a director	)
in the presence of:	)	Director

Witness’s Signature

Name:
Address:

INDEMNITEE

SIGNED as a deed by	)
in the presence of:	)

Witness’s Signature

Name:
Address:

[Signature Page to Cardtronics plc Deed of Indemnity]